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KIRKLAND & ELLIS
 PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

200 East Randolph Drive Chicago, Illinois 60601
To Call Writer Direct: 312 861-2000	312 861-2000	Facsimile: 312 861-2200

October 29, 2001

Exhibit 5.1

Focal Communications
200 North LaSalle Street
Suite 1100
Chicago, Illinois 60601

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

    We are issuing this opinion letter in our capacity as special legal counsel to Focal Communications, a Delaware corporation (the "Registrant") in connection with the proposed registration by the Registrant of 9,732,355 shares of its common stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 29, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation and By-Laws of the Registrant and (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Shares.

    For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

London	Los Angeles	New York	Washington D.C.

KIRKLAND & ELLIS

Focal Communications
October 29, 2001

    Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the General Corporation Law of the State of Delaware.

    Based upon and subject to the assumptions, qualifications, limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when sold upon the terms described in the Registration Statement and upon receipt by the Registrant of the consideration to be paid therefor, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware be changed by legislative action, judicial decision or otherwise.

    This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis
Kirkland & Ellis

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  Exhibit 5.1